Exhibit 10.24

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

This agreement, made as of January 28, 2014 (the “Effective date”), between Vapotherm, Inc. (“Vapotherm”), a corporation located at 22 Industrial Drive, Exeter, NH 03833 and organized under the laws of Delaware, and John Coolidge, located at xxx (the “Receiving Party”).

WHEREAS Vapotherm is in the business of developing medical device technology (the “Technology”), and Vapotherm wishes to preserve the secrecy of that Technology.

WHEREAS Vapotherm desires to provide Confidential Information to Receiving Party for the specific purposes identified herein, and Receiving Party desires to obtain and evaluate such Confidential Information from Vapotherm for the specific purposes identified herein.

NOW THEREFORE, in consideration of mutual covenants and mutual promises set forth herein, the parties hereto agree as follows:

1.

Definition. “Confidential Information” shall, mean all intellectual property, business plans, financial records and strategies, marketing plans, contacts, trade secrets, information, materials, documentation and software, as well as copies of all such materials made thereof as authorized by this Agreement, including written, oral, or verbal disclosures. “Confidential Information” shall not include:

a.	Information that was in the public domain, in its entirety in a unified form, at the time of disclosure to Receiving Party by Vapotherm;

b.

Information known to Receiving Party prior to its disclosure by Vapotherm, such prior knowledge to be demonstrated by Receiving Party’s records prepared before the date the Confidential Information is disclosed by Vapotherm;

c.	Information that becomes part of the public domain after the date of disclosure by Vapotherm through no fault of Receiving Party;

d.

Information that is disclosed by a third party to Receiving Party after the date of disclosure by Vapotherm, where the third party did not require Receiving Party to hold such information in confidence and did not acquire such information directly or indirectly from Vapotherm.

2.	Purpose. Vapotherm agrees to disclose the Confidential Information only for the following specific purpose (‘Permitted Purpose”):

________________________________________________________________________________________________

________________________________________________________________________________________________

3.

Nondisclosure. The Receiving Party agrees that, in consideration of access to the Confidential Information, it shall hold such Confidential Information in strict confidence and shall take all measures necessary to prevent the Confidential Information from falling into the public domain or into the possession of the persons not bound to this Agreement. The Receiving Party further agrees:

a.	To use Confidential Information for the Permitted Purpose;

b.	Not to disclose Confidential Information to any other entity, except as expressly authorized in writing by Vapotherm;

c.

Not to use Confidential Information in such a way as to hinder, interfere with, or in any way circumvent Vapotherm’s interest in the Technology, or consulting or business relations between and among Vapotherm and third parties;

d.	Not to copy Confidential Information in whole or in part, without the express written permission of Vapotherm;

e.

To return Confidential Information, including all copies and records thereof, to Vapotherm, at the Receiving Party’s expense, within five (5) business days after: (i) receipt of a written request from Vapotherm; (ii) a decision by Receiving Party not to enter into any consulting relationship with Vapotherm; or, (iii) within thirty (30) days following the termination of this Agreement.

4.

Receiving Party’s Procedures. Receiving Party shall disclose Confidential Information only to those of its employees, agents and independent contractors who have a need to know such information for the Permitted Purpose. Receiving Party shall require all employees, agents and independent contractors who have access to Confidential Information to execute a confidentiality agreement limiting their use of such information to the Permitted Purpose and prohibiting them from disclosing such information to third parties.

5.

Injunctive Relief. Because of the unique nature of the Confidential information, the Receiving Party understands and agrees that Vapotherm will suffer irreparable harm in the event that any party hereto fails to comply with any of the terms of the Agreement, and monetary damages may be inadequate to compensate such breach. Accordingly, the Receiving Party agrees that Vapotherm will, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce the terms of this Agreement.

6.

Misuse of Confidential Information. The Receiving Party shall promptly advise Vapotherm, in writing, of any misappropriation or misuse of the Confidential Information, by any entity, which may come to its attention.

7.

Inventions. Inventions means all discoveries, improvements, modifications and enhancements relating to the Technology that are conceived, developed or reduced to practice by Receiving Party during die Term, either solely or jointly with others: (i) during the course of or as a result of performing the Permitted Purpose, or (ii) that are related to or attributable to Vapotherm’s products, or later modifications thereof, whether patentable or not, and all Intellectual Property rights therein. All Inventions will be immediately reported to Vapotherm and shall be the exclusive property of Vapotherm. The Receiving Party will perform, at Vapotherm’s request and expense, any act which it can reasonably perform that Vapotherm deems necessary to vest title to such inventions and ideas in Vapotherm and to execute any and all patent applications in connection therewith.

8.

Government Order. In the event that the Receiving Party is ordered to disclose the Confidential Information pursuant to a judicial or governmental request, requirement or order, Receiving Party shall immediately notify Vapotherm and take reasonable steps to assist Vapotherm in contesting such request, requirement or order or otherwise protecting Vapotherm’s rights.

9.

Compliance With Export Restrictions. The Receiving Party will not export, directly or indirectly, any technical data acquired from Vapotherm under this Agreement or any product utilizing any such data to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval without first obtaining such license or approval.

10.

No Warranties. The Receiving Party acknowledges that Confidential Information may still be under development, or may be incomplete, and that such information may relate to products that are under development or are planned for development. VAPOTHERM MAKES NO WARRANTIES REGARDING THE ACCURACY OF THIS CONFIDENTIAL INFORMATION. Vapotherm accepts no responsibility for any expenses, losses or action incurred or undertaken by Receiving Party as a result of Receiving Party’s receipt or use of Confidential Information. VAPOTHERM MAKES NO WARRANTIES OR REPRESENTATIONS THAT IT WILL INTRODUCE ANY PRODUCT RELATING TO CONFIDENTIAL INFORMATION.

11.	Survival. The restrictions and obligations of this Agreement shall continue and shall survive the termination of the Purpose of the disclosure for a period of five (5) years.

12.

Interpretation; Venue. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware, without reference to its choice of law provisions. The parties agree that any legal action or proceedings brought by or against them with respect to this Agreement shall be brought in the state or federal courts located in Delaware, USA and, by execution and delivery hereof, the parties hereby irrevocably submit to each such jurisdiction and hereby irrevocably waive any and all objections which they may have with respect to venue in any of the above courts.

13.

Division/Separation. This Agreement is divisible and separable so that if any provision(s) hereof shall be held to be invalid, such holdings shall not impair enforcement or validity of the remaining provisions hereof. If any provision is held to be too broad to be enforced, such provision shall be construed to create an obligation to the full extent allowable by law.

14.

Entire Understanding. This Agreement constitutes the entire understanding of the parties with respect to the specific subject matter of this Agreement and supersedes and replaces any and all prior understandings, arrangements and/or agreements, whether written or oral, relating to the Technology.

15.	Waiver. Waiver of any breach of this Agreement shall not be construed as a waiver of the underlying obligations of this Agreement.

16.

Right in Confidential Information. No license or other right is created or granted hereby, except the specific right to receive the Confidential Information and evaluate it as set forth herein, nor shall any license or any other right with respect to the subject matter hereof be created or granted except by written agreement signed by the duly authorized representative of each of the parties hereto.

17.

Modification. No addition to, deletion from, or modification of the provisions of this Agreement shall be permitted or shall be binding upon a party hereto unless made in writing and signed by each party.

18.	Assignment. The rights and obligations herein shall bind the parties, their legal representatives, successors, heirs, and assigns.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement on the date first above written.

RECEIVING PARTY:	VAPOTHERM, INC.:

Signed:	/s/ John Coolidge	Signed:	/s/ John Landry

Name:	John Coolidge	Name:	John Landry

Title:	Consultant	Title:	VP + CFO

Email	xxx@xxx.com	Email:	jlandry@vtherm.com

Address:	xxx	Address: 22 Industrial Drive

	xxx	Exeter, NH 03833

	xxx	603.658.0411

Phone:	xxx-xxx-xxxx

Date:	Jan 28th 2014	Date:	1/28/14